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                                                                      EXHIBIT 23

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 27, 1999 included in this Form 10-K into the Company's previously filed registration statements on Form S-8 (File No.'s 333-22035 and 333-17473), Form S-4 (File No.'s 33-302671 and 333-25471)
and Form S-3(File No.'s 33-5780 and 333-70691).









ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 1999